Exhibit 99.1

News From

IGI LOGO
Buena, NJ  08310

Release Date:    November 12, 2004

Contact:         Frank Gerardi
                 Chairman & Chief Executive Officer
                 IGI, Inc.
                 (856) 697-1441 ext. 102
                  www.askigi.com

               IGI, INC. ANNOUNCES THIRD QUARTER 2004 RESULTS

BUENA, NJ November12, 2004 - IGI, INC. (AMEX: IG) today reported its financial results for the third quarter ended September 30, 2004. Revenues increased $16,000 for the nine months ended September 30, 2004 compared to nine months ended September 30, 2003. Royalty revenues increased $48,000 for the quarter and $264,000 for the nine months ended September 30, 2004 due to $300,000 of royalty income from Tarpan Therapeutics, Inc. and $55,000 of royalty income from Estee Lauder, slightly offset by a decrease in royalty income from Johnson and Johnson Consumer Products division.

Selling, general, and administrative expenses decreased $269,000 for the quarter ended September 30, 2004 and $535,000 for the nine months ended September 30, 2004. This decrease is a result of the reduction of salary and travel expenses in 2004.

The Company incurred a net loss of $219,000 or ($.02) per share, for the quarter ended September 30, 2004, compared to net loss attributable to common stock of $257,000, or ($.02) per share, for the quarter ended September 30, 2003. For the nine months ended September 30, 2004, the net loss attributable to common stock was $1,058,000, or ($.09) per share, compared to net loss attributable to common stock of $570,000, or ($.05) per share, for the comparable period in 2003.

The Company's ongoing efforts to expand our product lines resulted in an increase of $16,000 of product development and research expenses for the quarter ended September 30, 2004 compared to the comparable period in 2003. For the nine months ended September 30, 2004, those costs have increased $976,000 compared to nine months ended September 30, 2003, the increase year to date relates to the FAS 123 expense recorded for the stock options
granted to Dr. Michael Holick.   The Company continues to seek new
opportunities as a result of the exclusivity clause being released with Estee Lauder, that new agreement will be signed in the next two weeks. The Company is looking forward to working with our potential new customers.

"Our efforts in research and development are resulting in new and improved products for a growing customer base. The many projects under development have the potential to drive revenue growth and benefit IGI's most important partners, our investors", stated Frank Gerardi, the Company's Chairman and CEO.

                                    # # #


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IGI is applying its patented Novasome(R) microencapsulation technologies to deliver pharmaceuticals, dermaceuticals, cosmetics, skin care, nutrients and other industrial products. Novasomes(R) drive large molecules deep into the skin in a moisturizing non-irritating delayed release cream.

The statements in this release by Frank Gerardi are forward-looking statements that are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders or deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity and other risks discussed from time to time in the Company's SEC filings. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the release.


                         IGI, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share information)
                                 (Unaudited)

                                                         Three months ended          Nine months ended
                                                           September 30,               September 30,
                                                       ----------------------     ------------------------
                                                                 (as restated)               (as restated)
                                                        2004          2003         2004           2003
                                                        ----          ----         ----           ----

Revenues:
  Sales, net                                            $ 383         $ 748       $ 2,023       $ 2,271
  Licensing and royalty income                            199           151           744           480
                                                        -----         -----       -------       -------
      Total revenues                                      582           899         2,767         2,751

Cost and expenses:
  Cost of sales                                           244           326           930         1,011
  Selling, general and administrative expenses            320           589         1,406         1,941
  Product development and research expenses               241           225         1,504           528
                                                        -----         -----       -------       -------
Operating (loss)                                         (223)         (241)       (1,073)         (729)
Interest income (expense), net                              6             -            21             8
Loss on sale of investment securities                      (1)            -            (1)            -
Other income, net                                           1             -             1             -
(Loss) from continuing operations before
 provision for income taxes                              (217)         (241)       (1,052)         (721)
Provision for income taxes                                  2             1             6             3
                                                        -----         -----       -------       -------

Loss from continuing operations                          (219)         (242)       (1,058)         (724)
                                                        -----         -----       -------       -------

Discontinued operations:
  Gain (loss) on sale of discontinued business              -           (15)            -           154
                                                        -----         -----       -------       -------

Net (loss) attributable to common stock                 $(219)        $(257)      $(1,058)      $  (570)
                                                        =====         =====       =======       -------

Basic and Diluted Earnings (Loss) per Common Share
  Continuing operations                                 $(.02)        $(.02)      $  (.09)      $  (.06)
  Discontinued operations                                   -             -             -           .01
                                                        -----         -----       -------       -------
  Net (loss) per common share                           $(.02)        $(.02)      $  (.09)      $  (.05)
                                                        =====         =====       =======       =======

Weighted Average of Common Stock and
 Common Stock Equivalents Outstanding
  Basic and diluted                                11,581,780    11,355,965    11,536,337    11,379,905


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                         IGI, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share information)

                                                           September 30, 2004    December 31, 2003
                                                           ------------------    -----------------
                                                              (unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                      $    243            $    821
  Restricted cash                                                      50                  50
  Marketable securities                                               574                 800
  Accounts receivable, less allowance for doubtful accounts
   of $10 and $16 in 2004 and 2003, respectively                      208                 350
  Licensing and royalty income receivable                             159                  17
  Inventories                                                         198                 192
  Prepaid expenses and other current assets                            67                 133
                                                                 --------            --------
      Total current assets                                          1,499               2,363
Property, plant and equipment, net                                  2,993               2,607
Other assets                                                           43                  54
                                                                 --------            --------
      Total assets                                               $  4,535            $  5,024
                                                                 ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                     89                 105
  Accrued payroll                                                      41                  75
  Other accrued expenses                                              313                 301
  Income taxes payable                                                  9                   7
  Deferred income                                                     147                 165
                                                                 --------            --------
      Total current liabilities                                       599                 653
  Deferred income                                                     104                 205
                                                                 --------            --------
      Total liabilities                                               703                 858
                                                                 --------            --------

Commitments and contingencies (Notes 14 and 15)

Stockholders' equity:
  Common stock $.01 par value, 50,000,000 shares
   authorized; 13,547,520 and 13,351,237 shares
   issued in 2004 and 2003, respectively                              136                 134
  Accumulated other comprehensive income                              (35)                  -
  Additional paid-in capital                                       24,459              23,702
  Accumulated deficit                                             (19,333)            (18,275)
  Less treasury stock at cost, 1,965,740 shares
   in 2004 and 2003                                                (1,395)             (1,395)
                                                                 --------            --------
      Total stockholders' equity                                    3,832               4,166
                                                                 --------            --------
        Total liabilities and stockholders' equity               $  4,535            $  5,024
                                                                 ========            ========


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